                AS FILED WITH SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                             May 26, 2004
                                             Registration No. 333-

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            GENESIS BIOVENTURES, INC.
        ----------------------------------------------------------------
               (Exact name of registrant as specified in charter)

                                    NEW YORK
        ----------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   98-0163232
        ----------------------------------------------------------------
                      (I.R.S. Employer Identification No.)

                           1A-3033 King George Highway
                               Surrey, BC, Canada
                                     V4P 1B8

                              D. David Cohen, Esq.
                           Attorney for the Registrant
                                500 No. Broadway
                                    Suite 133
                             Jericho, New York 11753

                                   Copies to:
                                KEVIN WAITE, ESQ.
                              MOOMJIAN & WAITE, LLP
                                500 NO. BROADWAY
                                    Suite 142
                             Jericho, New York 11753

   AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE
--------------------------------------------------------------------------------
        (Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check this box. /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

Calculation of Registration Fee

Title of each class                                                    Proposed Maximum        Amount of
of securities to be        Amount to be     Proposed Maximum           aggregate offering      Registration
Registered                 Registered       Offering price per unit    Price                   Fee
-------------------        ------------     -----------------------    ------------------      -------------
Common Stock,
Par Value $.0001           11,458,647        $.45 per Share            $5,156,391              $653.00







Calculated in accordance with the provisions of Rule 457(c) based upon the average of the high and low prices reported in the consolidated reporting system on the American Stock Exchange as of May 24, 2004.

This registration statement also registers such additional shares of the Registrant's common stock as may become issuable as a result of stock splits, stock dividends, or similar transactions.


The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effectiveness until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                              CROSS REFERENCE SHEET

                           REGISTRATION STATEMENT                      PROSPECTUS
                           ----------------------                      ----------
Item 1.           Forepart of the Registration                         N/A
                  Statement and Outside Front
                  Cover page of Prospectus.

Item 2.           Inside Front and Outside Back                        Inside front and
                  cover pages of Prospectus.                           outside back cover
                                                                       pages

Item 3.           Summary information, Risk
                  Factors and Ratio of Earnings                        Risk Factors
                  to Fixed Charges.

Item 4.           Use of Proceeds.                                     Use of Proceeds

Item 5.           Determination of Offering                            N/A
                  Price.

Item 6.           Dilution.                                            Summary

Item 7.           Selling Security Holders.                            Selling & Security
                                                                       Holders

Item 8.           Plan of Distribution.                                Plan of
                                                                       Distribution

Item 9.           Description of Securities                            Cover Page
                  to be Registered.

Item 10.          Interests of Named Experts                           Legal Matters
                  and Counsel.                                         Experts

Item 11.          Material Changes.                                    Summary, Recent
                                                                       Events

Item 12.          Incorporation of Certain                             Incorporation by
                  Information by Reference.                            Reference

Item 13.          Disclosure of Commission                             N/A
                  Position on Indemnification
                  for Securities Act Liabilities.

Item 14.          Other Expenses of Issuance                           N/A
                  and Distribution.

Item 15.          Indemnification of Directors                         N/A
                  and Officers.

Item 16.          Exhibits.                                            N/A

Item 17.          Undertakings.                                        N/A

The information contained in this prospectus is not complete and may be changed. We may not offer to sell, or sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED MAY __, 2004

                                   PROSPECTUS

                               GENESIS BIOVENTURES, INC.

                        11,458,647 SHARES OF COMMON STOCK

This prospectus relates to the resale of up to 11,458,647 shares of the common stock of Genesis Bioventures, Inc. by the selling shareholders named in this prospectus from time to time. None of the common stock is being offered for the account of our company. The shares offered for resale hereby consist of 2,631,579 shares of our common stock, directly owned by certain selling shareholders, 5,787,500 shares of our common stock underlying shares of recently issued senior convertible notes, and 3,039,568 shares of our common stock issuable upon the exercise of certain warrants. The shares offered have a par value of $.0001 per share.

We will not receive any of the proceeds from the sale of the shares other than the exercise price, if any, received upon exercise of the warrants. We have agreed to bear all of the expenses in connection with the registration and sale of the shares, except for any applicable underwriting discounts, brokerage fees or commissions and transfer taxes.

Our common stock is traded on the American Stock Exchange under the symbol "GBI". On May 24, 2004, the closing price of our common stock, as reported in the consolidated reporting system, was $0.45 per share.

                                  ------------

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE "RISK FACTORS" COMMENCING ON PAGE 6 FOR INFORMATION THAT SHOULD BE CONSIDERED IN DETERMINING WHETHER TO PURCHASE ANY OF THE SECURITIES.

                                  ------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  ------------

                THE DATE OF THIS PROSPECTUS IS JUNE __, 2004.

                                TABLE OF CONTENTS


                                                                             Page
                                                                             ----

SUMMARY................................................................        3

RISK FACTORS...........................................................        6

FORWARD-LOOKING STATEMENTS.............................................       10

SELLING SHAREHOLDERS...................................................       10

PLAN OF DISTRIBUTION...................................................       16

USE OF PROCEEDS........................................................       17

LEGAL MATTERS..........................................................       17

EXPERTS................................................................       17

WHERE YOU CAN FIND MORE INFORMATION....................................       17

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE........................       17


         THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND IN ANY ACCOMPANYING PROSPECTUS SUPPLEMENT IS THE ONLY INFORMATION AUTHORIZED FOR DELIVERY TO RECIPIENTS OF THIS PROSPECTUS. NO ONE HAS BEEN AUTHORIZED TO PROVIDE YOU WITH DIFFERENT INFORMATION, AND YOU SHOULD NOT RELY UPON ANY DIFFERENT INFORMATION.

         THE SECURITIES ARE NOT BEING OFFERED IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED.

         YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF SUCH DOCUMENTS.

                   CONVENTIONS WHICH APPLY TO THIS PROSPECTUS

         References in this prospectus to "GBI," "we," "our" and "us" refer solely to Genesis Bioventures, Inc., a New York Corporation, the sole issuer of the securities and the sole registrant herein. References in this prospectus to "Corgenix" relate to Corgenix Medical Corporation, a Nevada Corporation.

                                     SUMMARY

         Our company, Genesis Bioventures, Inc., is a small biomedical research and development corporation focused on facilitating the development and marketing of novel diagnostics, therapeutics and related products. Our current efforts are focused on breast cancer diagnostics, within the emerging field of proteomics. Proteomics involves the identification of disease-specific proteins. Substantially all of our direct current research and development activities are being undertaken in Ann Arbor, Michigan. In addition, we own a minority interest in another entity, Prion Developmental Laboratories, Inc., which we refer to as "PDL", based in Buffalo Grove, Illinois. Our administrative office is in Surrey, British Columbia, Canada.

         We are a development stage entity engaged, directly and indirectly, in research and development activities. We had no revenues during our last two fiscal years, have incurred substantial losses from operations, and may be unable to raise the capital necessary for continuation of operations or other business activities. (See "Risk Factors" commencing on p. 6.)

         We have signed an agreement to merge with Corgenix Medical Corporation, which we refer to as Corgenix. The Corgenix transaction, however, remains subject to various conditions, including a financing condition, and approval of the shareholders of each of our company and Corgenix. Approval of the shareholders of our company can only be solicited by a filed definitive proxy statement with respect to such transaction. The references to the business of Corgenix, and the possible pending combination of the entities contained herein are for informational purposes only, and do not constitute proxy solicitation material. There is no assurance that the transaction with Corgenix will be consummated. No one should purchase the securities offered hereby based upon the business and assets of Corgenix.

                                    * * * * *

         We were formed to serve as a financial development arm, strategic advisor in key aspects of science and product commercialization, and to provide management expertise aimed at transforming promising medical technology into commercial products. We have selected the areas of oncology and neurology as the primary sectors of interest based on the perceived market potential for new treatments and diagnostics in those areas.

         As of December 31, 2003, and the period then ended and currently, we are a biomedical company with our primary focus on the development and marketing of our breast cancer risk assessment tool, which has been directly licensed from the University of Michigan. We are also an investor in a separate company, which is involved in neurodegenerative diagnostics.

         We are seeking to commercialize our breast cancer risk assessment tool while also seeking strategic alliances. Our wholly owned subsidiary, Biomedical Diagnostics, LLC, which we refer to as Biomedical Diagnostics, is developing our proprietary cancer screening products. The initial product development effort is the attempt to commercialize the Mammastatin Serum Assay as a risk screening diagnostic for breast cancer. We refer to Mammastatin Serum Assay as MSA.

Recent Events

         On March 12 and March 19, 2004, we sold an aggregate of $2,315,000 of certain securities to a group of approximately 70 accredited investors in a private placement through a placement agent, Sterling Financial Investment Group, Inc., Miami, Florida. Our company realized net proceeds of $1,961,335 in connection with the private placement. The securities sold were (i) convertible notes carrying interest at the rate of 10% per annum due in 13 months, and (ii) five year warrants to purchase additional shares of our common stock. The conversion price of the notes is $0.69 per share, and the exercise price of the warrants is $0.80 per share. If all the notes are converted, we will be required to issue a maximum of 5,787,500 additional shares, and if all the warrants are exercised, we will be required to issue a maximum of 1,157,500 additional shares. The additional shares from the private placement may in the aggregate amount to 18.91% of our currently outstanding shares of common stock and will amount to 13.69% of the current outstanding shares of common stock post merger, if the merger with Corgenix is consummated on the terms thereof.

         In 2003, the University of Michigan granted our company direct exclusive worldwide licensing rights for diagnostic uses of the MSA technology. Previously, an affiliated company, Biotherapies, Inc., held the rights to the MSA technology and sub-licensed the technology to us.

         On August 5, 2003 (as amended October 21, 2003), we signed a letter of intent to merge with Corgenix, a Westminster, Colorado based company specializing in the development, manufacturing, and worldwide marketing and distribution of products for the medical diagnostic industry. In its fiscal year ended June 30, 2003, Corgenix generated revenues of approximately $5,000,000 and reported a net loss of approximately $305,000, and for the six months ending December 31, 2003, had revenues of approximately $2,400,000 and a net loss of approximately $141,000. On March 12, 2004, our company and Corgenix signed a definitive agreement to effectuate the merger which definitive agreement was amended and restated on May 20, 2004. Information with respect to Corgenix contained herein has been taken from the merger agreement and Corgenix public filings. Corgenix is not responsible for the contents of this prospectus.

         Under the terms of the merger agreement, we were required to, and did advance to Corgenix $500,000, from the proceeds of our recently completed private placement, for the on-going business operations of Corgenix as well as merger transaction related expenses. The merger is subject to a regulatory review by the Securities and Exchange Commission as well as approval by the shareholders of each company. Additionally, we are required to raise at least $6,000,000 of capital prior to the closing of the merger transaction unless waived or modified by Corgenix. This financing, if realized, should provide the combined company funding with which to continue to develop and further expand their respective technologies and product pipelines.

         Under the terms of the merger agreement, we will issue 14 million (14,000,000) common shares in exchange for 100% of Corgenix's 5.3 million outstanding common shares. The terms of the merger agreement also provide that Corgenix's current management team will assume the responsibility of managing the combined entity, which will continue to be known as Genesis Bioventures, Inc. and will be headquartered in Westminster, Colorado, the location of Corgenix's current corporate headquarters. The parties are seeking to close the merger transaction on or before August 31, 2004.

The Combined Entity

         We believe that Corgenix's executive and research and development staffs are capable of bringing the MSA product development effort to an accelerated and potentially favorable conclusion.

         As a combined entity, we anticipate that the product development strategy will center on further research and development of diagnostic products, and Food and Drug Administration approvals. Subject to such approvals, as to which there is no assurance, ultimate commercialization of the MSA breast cancer diagnostics system is expected to be sought in combination with Corgenix's patented and proprietary application of its Enzyme Linked ImmunoSorbent Assay format, which we refer to as ELISA, a clinical testing methodology commonly used worldwide.

         The ELISA delivery format, known as Microplate, is a commonly used format, employing conventional testing equipment found in virtually all clinical laboratories. We believe that the availability and acceptance of ELISA Microplate products will reduce time to market worldwide for the MSA and is a demonstrably superior delivery method to that of the dot blot method currently being implemented by us.

         Additionally, if the merger with Corgenix is completed, as to which there is no assurance, then the new entity expects to also focus on novel proteins and biochemical pathways related to cellular regulation and cell cycle abnormalities in oncology, cardiovascular disease, liver disease, and autoimmune diseases, as well as neurodegenerative diseases. It is expected that the focus will remain towards novel targets and new methods which offer potential entrepreneurial opportunities for diagnostic applications. The combined company also intends to focus on the further expansion of Corgenix's immunoassays for the clinical assessment of coagulation, vascular, liver and autoimmune diseases.

         At the same time as the closing of the merger of our company with Corgenix, we intend to enter into employment agreements with the key executives of Corgenix pursuant to which such persons will undertake substantially the same responsibilities for the combined company as they are presently rendering for Corgenix. The individuals expected to be so retained include, Dr. Luis Lopez, Douglass T. Simpson, William H. Critchfield, Dr. Catherine A. Fink, Ann L. Steinbarger, and Taryn G. Reynolds. GBI has committed to the key executives a pool of 3,000,000 options, to be divided among them, with 3 year vesting provisions, to purchase shares of our common stock, to be granted at conversion prices for shares of our common stock, not less than 100% of the market price for such shares upon closing. Grants will be made on an individual basis and each executive will have to remain for the applicable vesting period(s) in order to be eligible to exercise such options. The issuance of these options will be subject to the approval of our shareholders. The parties are planning and proceeding to effectuate the merger transaction. There is no assurance that such transaction will be consummated. In the event of a breach of the merger agreement, the breaching party may be liable for up to $1,500,000 of liquidated damages.

Convertible Securities; Warrants; Dilution

         A substantial portion of the common shares being registered hereunder are shares underlying existing and convertible senior notes previously issued by our company, or are shares acquirable by the holders of existing warrants previously issued by our company. To the extent the senior notes are converted, our company will be relieved of the debt which attaches thereto; to the extent the warrants are exercised, our company will receive the proceeds of the warrant exercises ranging from $.61 per share to $2.00 per share. There is no assurance that any of the senior notes will be converted, or that any of the warrants will be exercised. Such conversions and/or exercises may be dilutive to the interest of the current holders of common shares. In addition, future securities issued pursuant to the Corgenix merger may be dilutive to interests of the current holders of common shares, including persons who may be acquiring shares registered hereunder (see "Risk Factors"). The additional shares from the private placement may in the aggregate amount to 18.91% of our currently outstanding shares of common stock and will amount to 13.69% of the current outstanding shares of common stock post merger, if the merger with Corgenix is consummated on the terms thereof.

                [THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK.]

                                  RISK FACTORS

         You should carefully consider the risks and uncertainties described below, as well as the discussion of risks and other information contained or incorporated by reference in this prospectus, before deciding whether to invest in our common stock. Additional risks are set forth in our Annual Report on Form 10-KSB/A, incorporated by reference, and neither those factors nor those contained in documents incorporated by reference include uncertainties not presently known to us or that we currently deem immaterial but which may also impair our business operations.

         If any of the following risks actually occur, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline and purchasers of the securities offered hereby may lose all or part of your investment.

WE MAY NOT BE ABLE TO SATISFY THE ADDITIONAL FINANCING CONDITION FOR OUR PROPOSED MERGER WITH CORGENIX OR MAY ONLY BE ABLE TO SATISFY THE CONDITION ON TERMS DILUTIVE TO EXISTING STOCKHOLDERS.

         Although we recently completed a $2.3 million private placement, we and/or the combined entity will need additional funding for operations. The merger agreement contemplates and fixes as a condition to closing that there will be an additional equity financing of $6 million. There is no assurance that such a financing will be achieved. A failure to achieve a $6 million equity financing would allow Corgenix to terminate the merger agreement.

         To the extent that additional financing is obtained through the issuance of additional equity securities, any such issuance may involve substantial dilution to our then-existing stockholders. Additionally, to the extent that we incur indebtedness or issue debt securities, we will be subject to all of the risks associated with incurring additional indebtedness, including the risks that interest rates may fluctuate and cash flow may be insufficient to pay principal and interest on any such indebtedness. Any inability to obtain additional financing when needed will have a material adverse effect on our company that could require us to significantly curtail or possibly cease operations.

WE HAVE INCURRED LOSSES FROM OPERATIONS, AND ARE DEPENDENT UPON THE SALE OF OUR SECURITIES TO FUND OUR OPERATIONS.

         Our company has operated since inception as a research and development entity and has accordingly incurred losses from operations. For the last two fiscal years ended December 31, 2003, 2002, and the three months ended March 31, 2004, we sustained net losses of $4,542,786, $5,923,301, and $1,144,393, respectively. At March 31, 2004 we had a working capital deficit of $2,197,473. Capital requirements have been and will continue to be significant, and our cash requirements have exceeded cash flow from operations since inception. We are in need of additional capital to continue to operate. We have been dependent on the proceeds of private placements of securities to satisfy working capital requirements. We continue to be dependent upon the proceeds of future offerings or public offerings to fund development of products, short-term working capital requirements, marketing activities and to continue implementing the current business strategy. There can be no assurance that we will be able to raise necessary capital.

THE GOING CONCERN QUALIFICATION RECEIVED FROM OUR AUDITORS MAY HINDER OUR ABILITY TO RAISE NECESSARY CAPITAL TO CONTINUE OPERATIONS.

         The Auditor's Report on our December 31, 2003 financial statements includes an additional explanatory paragraph that states that there exists substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments as a result of this uncertainty. The going concern qualification may adversely impact our ability to raise the capital necessary for consummation of the merger with Corgenix or the continuation of other operations.

OUR ABILITY TO GENERATE REVENUE IS DEPENDENT ON A LIMITED NUMBER OF FUTURE PRODUCTS AND FDA APPROVAL.

         Our size makes it unlikely that we will be able to commit our funds to other business opportunities, until and unless we have first succeeded in some way with the MSA test, of which there is no assurance. There is no assurance that clinical trials for FDA approval will be held or that the MSA test will be approved or ever sold in commercial quantities.

         Our research and development activities, and the manufacture and marketing of our intended products are subject to extensive regulation for safety, efficacy and quality by numerous government authorities in the United States and abroad. Before receiving FDA clearance to market our proposed products, we will have to demonstrate that our products are safe and effective on the patient population and effective for the intended uses.

         Clinical trials, manufacturing and marketing of medical related testing products are subject to the rigorous testing and approval process of the FDA and equivalent foreign regulatory authorities. Clinical trials and regulatory approval can take a number of years or longer to accomplish and require the expenditure of substantial financial, managerial and other resources. The time-frame necessary to achieve these developmental milestones may be long and uncertain, and we may not successfully complete these milestones. FDA clearance is also often required to conduct clinical trials.

THE STRICT REQUIREMENTS FOR CLINICAL TRIALS MAY DELAY COMMERCIALIZATION OF OUR PRODUCTS.

         Our clinical trials may not demonstrate sufficient levels of safety and efficacy necessary to obtain the requisite regulatory approvals for our products, and thus our proposed products may not be approved for marketing. The failure to adequately demonstrate the safety and effectiveness of an intended product under development could delay or prevent regulatory clearance of the potential drug or diagnostic, resulting in delays to commercialization, and could materially harm our business.

INNOVATIVE PRODUCTS, SUCH AS OURS, CARRY THE HIGHEST PRODUCT LIABILITY RISKS AND EXPENSES.

         We are involved in, and the combined company is expected to continue to be involved in, the development of new medical products which incorporate or rely upon new procedures. Products which rely upon new procedures pose greater product liability risks than previously established standardized products. Such risks are retardation to securing approvals as to the use of such products from physicians, hospitals, medical institutions, and others whose approval is required for sales and revenues to be achieved.

         We may not have insurance coverage or be able to obtain sufficient amounts of insurance coverage, obtain additional insurance when needed, or obtain insurance at a reasonable cost. The lack of adequate insurance could prevent or inhibit the commercialization of our products or technologies. If we are sued for any injury caused by our products or technology, we may not have insurance coverage sufficient in an amount and scope against potential liabilities or the claims may be excluded from coverage, and our liability could exceed our total assets. Any claims against our company, regardless of their merit or eventual outcome, could have a material adverse effect upon our business.

WE HAVE MANY COMPETITORS WITH SUBSTANTIALLY GREATER RESOURCES THAN US.

         Competition in the biotechnology industry is intense and based significantly on scientific and technological factors. These factors include the availability of patent and other protection for technology and products, the ability to commercialize technological developments and the ability to obtain governmental approval for testing, manufacturing and marketing. We compete with other specialized biotechnology firms in the United States, and elsewhere. Biotechnology firms are not limited geographically. Many biotechnology companies have focused their development efforts in the human diagnostics and therapeutics area, including cancer. Many major pharmaceutical companies have developed or acquired internal biotechnology capabilities or made commercial arrangements with other biopharmaceutical companies. These companies, as well as academic institutions, governmental agencies and private research organizations, also compete with our company in recruiting and retaining highly qualified scientific personnel and consultants. We have to compete against other biotech companies with greater market recognition and substantially greater financial, marketing and other resources.

THERE IS NO ASSURANCE THAT OUR INTELLECTUAL PROPERTY WILL BE SUFFICIENT TO PROTECT OUR MARKET POSITION.

         We may be unable to acquire or maintain patents and trademarks in the United States and other countries in which we may conduct business. Third parties may assert trademark, patent and other types of infringement or unfair competition claims against our company. If forced to defend against any such claims, we may face costly litigation and diversion of technical and management personnel. Further, if efforts to enforce intellectual property rights are unsuccessful or if claims by third parties are successful, we may be required to pay financial damages or alter our business practices.


                           RELATING TO THE SECURITIES

OUR COMMON STOCK IS LISTED ON THE AMERICAN STOCK EXCHANGE, AND SUCH LISTING MAY BE LOST.

         Our common stock is listed on the American Stock Exchange, known as AMEX. AMEX reserves the right to de-list an entity at any time at its discretion. Among other criteria when determining whether or not to de-list a security, AMEX will consider the entity's financial condition and operating results, the public distribution of securities, the market price for securities and other non-quantitative criteria. Failure to meet these maintenance criteria in the future may result in the de-listing of the common stock from AMEX, and trading, if any, in our securities would thereafter be conducted in the over-the-counter market. We have not been notified of any de-listing proceedings and have no basis to believe that de-listing proceedings will be instituted. However, in the event of any such de-listing, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our common stock. We will need AMEX approval to maintain our listing in connection with the completion of the merger with Corgenix and the proposed financing that is a condition to the Corgenix transaction. There is no assurance that we will qualify to maintain our listing.

OUR COMMON STOCK PRICE HAS FLUCTUATED WIDELY AND TRADES THINLY, WHICH MAY MAKE IT MORE DIFFICULT FOR SHAREHOLDERS TO SELL OUR SHARES.

         The market price of our common stock, like that of the common stock of many other development stage biotechnology companies, has fluctuated over a wide range and it is likely that the price of the common stock will fluctuate in the future. Our stock is thinly traded. While the common stock is listed on the American Stock Exchange, the volume and trading historically has been relatively light. There can be no assurance that the trading market in our shares will develop or, if developed, will be maintained.

THERE IS NO LIKELIHOOD OF DIVIDENDS NOW OR IN THE FUTURE LIMITING SHAREHOLDER RETURNS TO SALE OF THE SHARES.

         Our company has never paid any cash dividends on either our common or preferred stock. At present, we do not anticipate paying dividends in the foreseeable future and intend to devote any earnings to the development of our businesses.

OUR BOARD OF DIRECTORS CAN ISSUE ADDITIONAL SECURITIES DILUTING THE CURRENT SHAREHOLDERS WITHOUT SHAREHOLDER APPROVAL.

         Our certificate of incorporation authorizes our board of directors to issue up to 100,000,000 shares of preferred stock, from time to time, in one or more series. The board of directors is authorized, without further approval of the stockholders, to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, and any other rights, preferences, privileges and restrictions applicable to each new series of preferred stock. The issuance of such stock could adversely affect the voting power of the holders of common stock and, under certain circumstances, make it more difficult for a third party to gain control of our company, discourage bids for the common stock at a premium, or otherwise adversely affect the market price of the common stock. As of May 24, 2004 we have issued 2,000,000 shares of Class A Convertible Preferred Stock of which 63,562 remain issued and outstanding as a result of conversions to common shares which have occurred. Class A Preferred Stock is subject to anti-dilution provisions which could cause additional shares of common stock to be issued upon completion of a financing and/or the merger transaction.

                      RELATING TO THE BUSINESS OF CORGENIX

THERE IS NO ASSURANCE THAT THE MERGER WITH CORGENIX WILL BE CONSUMMATED OR THAT, IF CONSUMMATED, THE INTENDED BUSINESS BENEFITS WILL BE REALIZED.

         The merger transaction with Corgenix is subject to, among other conditions, an additional financing requiring $6,000,000 or more of additional equity. There is no assurance that such a financing will be accomplished. In the event of a breach of the signed merger agreement with Corgenix, the breaching party may be liable to the other party for up to $1,500,000 of liquidated damages. There is no expectation that a breach will occur, but if it occurs, no assurance can be given that the breaching party would be able to meet its liquidated damages obligations.

         The merger of Corgenix and our company may not be completed for any variety of reasons including, failure to obtain necessary shareholder approval, breach of parties, representations and warranties and failure to satisfy other conditions to closing. Even if the merger is consummated, the integration of the companies could prove to be a complex, time consuming and expensive process and may result in disruption of the business of the combined company. Following the merger, the combined company must operate as a combined organization utilizing common information and communication systems, operating procedures, financial controls, and human resources practices. There may be substantial difficulties, costs and delays involved in integrating the companies. Even if the two companies are able to integrate operations, there can be no assurance that the anticipated synergies will be achieved. The failure to consummate the merger, or achieve such synergies could have a material adverse effect on the business results of operations and financial condition of Genesis Bioventures or the combined company.

CORGENIX HAS SUFFERED PRIOR OPERATING LOSSES AND NEGATIVE CASH FLOW AND NO ASSURANCE CAN BE GIVEN THAT IT OR THE COMBINED ENTITY CAN EVER ACHIEVE PROFITABILITY.

         Corgenix has incurred operating losses and negative cash flow from operations for most of their history. Net losses incurred since their inception have aggregated $4,729,316 and there can be no assurance that Corgenix will be able to generate positive cash flows to fund their operations in the future or to pursue their strategic objectives. Corgenix believes that they will have sufficient cash and borrowing availability to satisfy their operating needs for at least the next year.

CORGENIX HAS BEEN DEPENDENT ON COLLABORATIVE RELATIONSHIPS AND THIRD PARTIES FOR PRODUCT DEVELOPMENT AND COMMERCIALIZATION, AND THAT MAY NOT CONTINUE POST-COMBINATION.

         Corgenix has historically entered into licensing and research and development agreements with collaborative partners, from which they derived a significant percentage of their revenues in past years. Pursuant to these agreements, their collaborative partners have specific responsibilities for the costs of development, promotion, regulatory approval and/or sale of their products. They will continue to rely on future collaborative partners for the development of products and technologies. There can be no assurance that they will be able to negotiate such collaborative arrangements on acceptable terms, if at all, or that current or future collaborative arrangements will be successful. To the extent that they are not able to establish such arrangements, they could experience increased capital requirements or be forced to undertake such activities at their own expense. The amount and timing of resources that any of these partners devotes to these activities will generally be based on progress by Corgenix in their product development efforts. Usually, collaborative arrangements may be terminated by the partner upon prior notice without cause and there can be no assurance that any of these partners will perform its contractual obligations or that it will not terminate its agreement. With respect to any products manufactured by third parties, there can be no assurance that any third-party manufacturer will perform acceptably or that failures by third parties will not delay clinical trials or the submission of products for regulatory approval or impair their ability to deliver products on a timely basis.

CORGENIX HAS ALSO BEEN DEPENDENT ON DISTRIBUTION PARTNERS FOR SALES OF DIAGNOSTIC PRODUCTS IN INTERNATIONAL MARKETS, AND THAT DEPENDENCE IS LIKELY TO CONTINUE.

         Corgenix has entered into distribution agreements with collaborative partners in which they have granted distribution rights for certain of their products to these partners within specific international geographic areas. Corgenix is dependent on its partners for such distribution arrangements.

THERE ARE OTHER RISKS RELATING TO THE BUSINESS OF CORGENIX

         The foregoing factors are not intended to be an exhaustive list of the risk factors impacting on the business of Corgenix in the event the merger transaction is consummated. Other risks unique to Corgenix include governmental regulation of it as a medical device manufacturer, risks resulting from the costs and involvements of its participation in foreign markets uncertainties with respect to its patents, trade secrets, trademarks, and other proprietary assets, limited manufacturing experience with applications of the ELISA technology, and dependence on its key personnel.

                           FORWARD-LOOKING STATEMENTS

         The statements contained in this prospectus or incorporated by reference in this prospectus that are not historical facts are "forward-looking statements." Such statements can be identified by the use of forward-looking terminology such as "estimates," "projects," "anticipates," "expects," "intends," "believes," or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Examples of these forward-looking statements include, but are not limited to:

     o    expectations of anticipated benefits of our acquisitions;

     o    estimates of future operating results;

     o expectations of generating a significant portion of our revenues from a limited number of large clients;

     o    plans to further develop and commercialize value-added services;

     o expectations regarding our relationships with clients and other third parties;

     o    expectations of pricing for our services in the future;

     o    our anticipated capital expenditures; and

     o other statements contained in this prospectus or incorporated by reference regarding matters that are not historical facts.

         These statements are only estimates or predictions and cannot be relied upon. We can give you no assurance that future results will be achieved. Actual events or results may differ materially as a result of risks facing us or actual results differing from the assumptions underlying such statements. These risks and assumptions could cause actual results to vary materially from the future results indicated, expressed or implied in the forward-looking statements included in this prospectus.

         All forward-looking statements made in this prospectus that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by the factors listed above in the section captioned "Risk Factors" and other cautionary statements included in this prospectus. We disclaim any obligation to update information contained in any forward-looking statement.

                              SELLING SHAREHOLDERS

         The shares covered by this prospectus are shares of our common stock that have been issued and shares of our common stock that have been issued or will be issued upon the conversion of senior convertible notes or upon the exercise of warrants to purchase shares of our common stock. The number of shares of common stock that may be actually sold by the selling shareholders will be determined by such selling shareholder.

         The selling shareholders are the persons and/or entities listed in the table below who own our common stock, senior convertible notes convertible into shares of our common stock, or warrants to purchase shares of our common stock. We are registering for the selling shareholders named herein an aggregate of 11,458,079 shares of common stock. None of the selling shareholders has, or within the past three years has had any relationship, position or office with us or our affiliates. The Placement Agents involved in the March, 2004 Private Placement received the Placement Agent Warrants, listed below as part of their compensation for such Placement.

         The following table sets forth, as of May 19, 2004: (1) the name of each selling shareholder, (2) the number of shares of our common stock beneficially owned by each selling shareholder, including the number of shares issuable upon conversion of preferred stock and senior convertible notes, (3) number of shares purchasable upon exercise of currently exercisable warrants (4) the maximum number of shares of common stock which the selling shareholders can sell pursuant to this prospectus and (5) the number of shares of common stock that the selling shareholders would own if they sold all their shares registered by this prospectus. The number of shares of our common stock registered for sale hereunder for a selling shareholder consists of shares of our common stock issuable upon conversion of senior convertible notes due April 12, 2005 and shares acquirable upon exercise of the warrants to purchase our common stock, including warrants issued in the March 2004 private placement consummated by us. Each selling shareholder will receive all of the net proceeds from the sale of his or her shares of common stock offered by this prospectus.


SELLING SHAREHOLDERS   SHARES BENEFICIALLY   SHARES ACQUIRABLE     SHARES       SHARES BENEFICIALLY
                       OWNED (EXCLUDING      BY WARRANT            BEING        OWNED AFTER
                       WARRANT SHARES)                             REGISTERED   OFFERING

Participants in
March, 2004
Private
Placement(1)
----------------
Bernard H. Davis            62,500              12,500                75,000          --
 Rev. Trust

Archimedor Ramirez          62,500              12,500                75,000          --
 Pension Plan

Charles Hoh                125,000              25,000               150,000          --
 IRA Rollover

Arthur Chu &                62,500              12,500                75,000          --
 Associates Profit
 Sharing Plan

Akira & Rurie              250,000              50,000               300,000          --
 Nakamura Family
 Trust

Fredric C. Colman          375,000              75,000               450,000          --


Everett & Patricia          37,500               7,500                45,000          --
 Bledsoe

Scott Stemm                 62,500              12,500                75,000          --

David Dubrow                62,500              12,500                75,000          --

Scott F. Jasper             25,000               5,000                30,000          --

Ronald L. Guewitz Rev.      62,500              12,500                75,000          --
 Trust: Ronald
 Gurewiz TTEE

Eric & Sandra Felker       125,000              25,000               150,000          --

--------
(1) All of the Warrants held by participants in the March, 2004 Private Placement are currently exercisable at $.80 per Share, subject to adjustment reducing such price.


SELLING SHAREHOLDERS   SHARES BENEFICIALLY   SHARES ACQUIRABLE     SHARES       SHARES BENEFICIALLY
                       OWNED (EXCLUDING      BY WARRANT            BEING        OWNED AFTER
                       WARRANT SHARES)                             REGISTERED   OFFERING

Participants in
March, 2004
Private
Placement(1)
----------------
Robert Bonitz               25,000               5,000                30,000          --

Jerald & Lilly             125,000              25,000               150,000          --
 Weinger

Jerome Snider               62,500              12,500                75,000          --

Eleanor Marie GEE           62,500              12,500                75,000          --
 Trust: Eleanor
 Marie GEE TTEE

Donald & Mary McHugh        37,500               7,500                45,000          --

Joseph A. Ens               62,500              12,500                75,000          --
 Defined Plan

John Hardy                  62,500              12,500                75,000          --

Daniel Gattineri            62,500              12,500                75,000          --
 IRA Rollover

Dr. Richard &               62,500              12,500                75,000          --
 Donna Marki

Stuart Cohen                62,500              12,500                75,000          --

Leonard M. Schiller         25,000               5,000                30,000          --

Jay Kopf                   100,000              20,000               120,000          --

Edward Cury                 37,500               7,500                45,000          --

Sam Bolton IRA              50,000              10,000                60,000          --

Paul Wiff                  125,000              25,000               150,000          --

Gerald C. Holman            25,000               5,000                30,000          --

Martin B. Stringefellow    125,000              25,000               150,000          --
 Rev. Trust

John Morrison               50,000              10,000                60,000          --

David L. Kornblau           37,500               7,500                45,000          --

George Feussner             50,000              10,000                60,000          --
 Profit Sharing Plan

Steve & Patti               37,500               7,500                45,000          --
 Quattrocelli

Harvey Weintraub            62,500              12,500                75,000          --

Fredrick Utter IRA          50,000              10,000                60,000          --

Brent Butcher               62,500              12,500                75,000          --

Tae Kang                    62,500              12,500                75,000          --

Joseph Jacobs               50,000              10,000                60,000          --

Kathleen Mueller            37,500               7,500                45,000          --

Richard & Donna             62,500              12,500                75,000          --
 Hoefer

Simon Family Trust:         62,500              12,500                75,000          --
 Donald & Patricia
 Simon TTEES

Harry & Marie Frantz        37,500               7,500                45,000          --

Richard Pawliger            62,500              12,500                75,000          --

Robert Frueh                37,500               7,500                45,000          --

Mody Boatright              62,500              12,500                75,000          --


SELLING SHAREHOLDERS   SHARES BENEFICIALLY   SHARES ACQUIRABLE     SHARES       SHARES BENEFICIALLY
                       OWNED (EXCLUDING      BY WARRANT            BEING        OWNED AFTER
                       WARRANT SHARES)                             REGISTERED   OFFERING

Participants in
March, 2004
Private
Placement(1)
----------------
Jo-Bar Enterprises, LLC      62,500             12,500                75,000          --
 c/o Joel A. Stone

William & Ann Collins        25,000              5,000                30,000          --

David & Brenda Rossi         50,000             10,000                60,000          --

Norman Antin                125,000             25,000               150,000          --

Dennis Holman                25,000              5,000                30,000          --

John Lahr                    50,000             10,000                60,000          --

James Morrison               37,500              7,500                45,000

Bristol Edward Rudolph       62,500             12,500                75,000          --
 Rev. Trust: Brad Baker
 TTEE

Nathaniel Orme IRA           62,500             12,500                75,000          --

Preston Gary Stern           37,500              7,500                45,000          --

Michael T. Nakamura         250,000             50,000               300,000          --
 IRA Rollover

Mitchell J. Lipcon           43,750              8,750                52,500          --
 Profit Sharing
 Keogh Plan

William & Rita Lurie         87,500             17,500               105,000          --

Kal Zeff                    250,000             50,000               300,000          --

William Morgan              187,500             37,500               225,000          --

Ronald White                 62,500             12,500                75,000          --

Victor Hugo Torres           62,500             12,500                75,000          --

MTI Properties              250,000             50,000               300,000          --
 Attn: Michael Nakamura

Charles Merkel              125,000             25,000               150,000          --

Richard Rudin                37,500              7,500                45,000          --

Marvin Rosenblatt            50,000             10,000                60,000          --

David Boyer                  62,500             12,500                75,000          --

Amir Cukieman                25,000              5,000                30,000          --

Darrell & Jennifer           37,500              7,500                45,000          --
 VenderEsch

Dela Mork                    31,250              6,250                37,500          --

Jeff & Tammi Broin           62,500             12,500                75,000          --

Jim Brown                    62,500             12,500                75,000          --

Kevin Baum                   62,500             12,500                75,000          --

P&M Investments             125,000             25,000               150,000          --

Syed Razi                    62,500             12,500                75,000          --

Todd & Linda Broin           62,500             12,500                75,000          --
                          ---------          ---------             ---------
Subtotal                  5,787,500          1,157,500             6,945,000

--------
(2) All of the Placement Agent Warrants are exercisable at $.69 per Share.


SELLING SHAREHOLDERS   SHARES BENEFICIALLY   SHARES ACQUIRABLE     SHARES       SHARES BENEFICIALLY
                       OWNED (EXCLUDING      BY WARRANT            BEING        OWNED AFTER
                       WARRANT SHARES)                             REGISTERED   OFFERING

Placement Agent
Warrants(2)
----------------
Harry Datys                                     126,557              126,557          --

Carlo Corzine                                    45,246               45,246          --

Dennis Nakamura                                  38,986               38,986          --

Aldo Comuzzi                                     13,645               13,645          --

David Nudelman                                   25,268               25,268          --

John McCall                                       4,873                4,873          --

Michael Kulberg                                   4,873                4,873          --

Robert Pelio                                      2,437                2,437          --

Scott Shaffer                                     2,437                2,437          --

Larry Rau                                        14,644               14,644          --

Don Limmer                                       25,267               25,267          --

Okoboji Financial
 Services, Inc.                                   4,435                4,435          --

Jaime Alfaro                                     60,000               60,000          --

Avi Kent                                         28,000               28,000          --

Gene Ramirez                                     20,000               20,000          --

Ricardo Rivas                                   116,132              116,132          --

Alexis Korvbut                                   57,635               57,635          --

Charles P. Garcia                                57,635               57,635          --

Paul Richardson                                   7,204                7,204          --

Carr Moody                                        7,204                7,204          --

Mark Klein                                        7,204                7,204          --

Lynn Sabo                                         7,204                7,204          --
                                                -------              -------
Subtotal                                        676,886              676,886

Other Selling
Shareholders(3)
---------------

Benito Diterlizzi             100,000             --                 100,000          --

Anthony Dyakowski              25,000           50,000                75,000          --

Joanne Pearlman                75,000             --                  75,000          --

Raffi Tarakjian                37,500             --                  37,500          --

Darrell Michaels               40,266             --                  40,266          --

Jasmine Karagezyan             23,750            8,750                32,500          --

William Maseredjian, Jr.       37,500             --                  37,500          --

De Jong & Associates          100,000          240,000               340,000          --

David Darakjian                12,500             --                  12,500          --

John W. & Janet K. Haines      37,500             --                  37,500          --

Harry Strulovici               25,000           95,000               120,000          --

Aurelius Consulting Group     150,000          100,000               250,000          --

(3) Warrants held by other Shareholders, if any, are exercisable at various prices ranging from $.61 to $2.00 per Share.


SELLING SHAREHOLDERS   SHARES BENEFICIALLY   SHARES ACQUIRABLE     SHARES       SHARES BENEFICIALLY
                       OWNED (EXCLUDING      BY WARRANT            BEING        OWNED AFTER
                       WARRANT SHARES)                             REGISTERED   OFFERING

Other
Selling
Shareholders
----------------
A. Russell Melgaard            37,500             --                  37,500          --

Bernard J. Clinton             25,000             --                  25,000          --

Darrell Vander Esch            37,500             --                  37,500          --

Charles L. Hough Inc.          25,000             --                  25,000          --

Dr. Charles L. Hough           16,007             --                  16,007          --

Farkhanda Rana                 95,000           20,000               115,000          --

Guenter Schmidt                62,500             --                  62,500          --

William G. Morgan              62,599           63,571               126,170          --

Financial Advisory Services   175,906             --                 175,906          --

Salvatore Federico             41,250           20,625                61,875          --

Gregory Miller                 12,500            6,250                18,750          --

Reiko Ogawa                   141,369           70,684               212,053          --

Setsuko Oak                   514,216          257,108               771,324          --

Carol Braidi                  100,000           50,000               150,000          --

Jacob Krommenhock             173,929           80,357               254,286          --

Robert Vivian                 209,746           42,373               252,119          --

Ardak Demirdjian               50,000           25,000                75,000          --

Leon Ritchie                  126,285           32,143               158,428          --

Walter Forsyth                 16,642            8,321                24,963          --

Michael Smith                  32,014           30,000                62,014          --

David Smith                     2,000             --                   2,000          --

David Palya                       100             --                     100          --

Aredis Kerkovtian                 500             --                     500          --

Sterling Trust FBO             10,000            5,000                15,000          --
Chris Trestrail
                            ---------          ---------           ---------
Subtotal                    2,631,579          1,205,182           3,836,761

Total All Selling
Shareholders                8,419,079          3,039,568          11,458,647

                              PLAN OF DISTRIBUTION

         The selling shareholders may offer and sell the shares of common stock being registered hereunder, including those common shares received upon any conversion of our senior convertible notes due April 12, 2005, or our convertible preference stock series A, or from the exercise of warrants covered by this prospectus from time to time as follows:

     o    in the open market;

     o    on the American Stock Exchange;

     o    in privately negotiated transactions;

     o purchases by a broker-dealer as principal for resale by such broker-dealer for its own account pursuant to this prospectus;

     o    via a group selling agreement; or

     o    a combination of such methods or any other legally available means.

Such sales may be made at varying prices determined by reference to, among other things:

     o    market value prevailing at the time of the sale;

     o    prices related to the then-prevailing market price; or

     o    negotiated prices.

Negotiated transactions may include:

     o    ordinary brokerage transactions; or

     o block trades in which a broker-dealer so engaged will attempt to sell the shares as agent but may take a position and resell a portion of the block as principal to facilitate the transaction.

     o loan or pledge our common stock to a broker-dealer which may then sell or transfer the common stock loaned or pledged to it.

In connection with distributions of our common stock, any selling shareholder may:

     o enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of our common stock in the course of hedging the positions they assume with the selling shareholders;

     o sell our common stock short and deliver the common stock to close out such short positions;

     o enter into option or other transactions with broker-dealers that involve the delivery of our common stock to the broker-dealers, which may then resell or otherwise transfer such common stock; and

     o Make other similar legally permissible arrangements for the distribution.

         Broker dealers may receive commissions or discounts from the selling shareholders in amounts to be negotiated immediately prior to the sale. The selling shareholders and any broker executing selling orders on behalf of the selling shareholders may be deemed to be an "underwriter" within the meaning of the Securities Act. Commissions received by any such broker may be deemed to be underwriting commissions under the Securities Act.

                                 USE OF PROCEEDS

         The consolidated proceeds from the sale of the shares by the selling shareholders will belong solely to the individual selling shareholders. We will not receive any of the proceeds from the sale of the common stock other than with respect to the exercise price, if any, of the warrants, if exercised, to the extent exercised. Assuming exercise of all of the warrants the estimated net proceeds from the exercise of such warrants to purchase shares of our common stock which are included in the registration statement to which this prospectus relates would be approximately $2,900,000. We intend to use the proceeds, if any, from the exercise of the warrants for general corporate purposes and working capital.

                                  LEGAL MATTERS

         The validity of the shares of our common stock offered hereby has been passed upon for us by the law firm D. David Cohen, Esq.

                                     EXPERTS

         The consolidated financial statements of Genesis Bioventures, Inc. (a development stage company) as of December 31, 2003 and 2002 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended, and the period from September 19, 1994 (inception)) to December 31, 2003 have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         The audit report covering the December 31, 2003 consolidated financial statements contains an explanatory paragraph that states that our recurring losses from operations and negative cash flows from operations which raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy these reports, proxy statements and other information at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC (http://www.sec.gov).

         You should rely only upon the information provided in this prospectus or incorporated herein by reference. We have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus, including any information incorporated herein by reference, is accurate as of any other date other than that set forth on the front cover of this prospectus.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         We are incorporating by reference in this prospectus certain information that we have filed and will file with the SEC which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and until this offering is completed:

     o Our Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2003;

     o Our Quarterly Report in Form 10-QSB filed with the Securities and Exchange Commission on May 21, 2004;

     o Our Current Report on Form 8-K (Date of Report: March 12, 2004) filed with the Securities and Exchange Commission on March 24, 2004; and

     o The information included under the heading "Description of Securities" in our Registration Statement on Form 10-SB, Registration No. 000-30252, as originally filed with the Securities and Exchange Commission on August 13, 1999 and as amended on August 31, 1999, November 15, 1999, December 8, 1999, December 22, 1999, and December 27, 1999.

         You may obtain copies of any documents incorporated by reference in this prospectus from us, from the SEC or from the SEC's website, as discussed above. Documents incorporated by reference are available from us without charge, excluding exhibits thereto unless we have specifically incorporated by reference such exhibits in this prospectus. Any person, including any beneficial owner, to whom this prospectus is delivered may obtain documents incorporated by reference in, but not delivered with, this prospectus by requesting them from us in writing or by telephone at the following:

                           Genesis Bioventures, Inc.
                           3033 King George Highway, Suite 1A
                           Surrey, British Columbia, Canada V4P 1B8
                           Attention:  Secretary
                           Telephone:  (604) 542-0820


         The information incorporated by reference is deemed to be a part of this prospectus, except for any information superseded by information contained directly in this prospectus. Any information we later file with the SEC will automatically update and supersede this information.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth an estimate of the fees and expenses payable by Genesis Bioventures, Inc. (the "Company") in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions:

Securities and Exchange Commission Registration Fee                                  $   653

Printing expenses                                                                    $ 5,000

Accounting fees and expenses                                                         $25,000

Legal fees and expenses                                                              $20,000

Listing fees                                                                            N/A

Blue Sky fees and Other Miscellaneous Expenses                                       $ 5,000
                                                                                     -------

  Total                                                                              $55,653
                                                                                     =======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


         Our Restated Certificate of Incorporation limits, to the maximum extent permitted be New York Law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. Our Bylaws provide that we shall indemnify our officers and directors to the fullest extent permitted by New York Law, and may agree to indemnify officers, directors, employees or agent to the fullest extent permitted be New York Law.

         Section 722 of the New York Business Corporation Law provides that a corporation may indemnify any person made, or threatened to be made, a party to an action (other than an action by or in the right of the corporation) by reason of the fact that he or she was a director or officer of the corporation or was serving at the request of the corporation, against judgment, fines, amounts paid in settlement and reasonable expenses (including attorney's fees), actually and necessarily incurred by him or her as a result of such action if he or she acted in good faith, for a purpose which he or she reasonably believed to be in, or not opposed to, the best interest of the corporation and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

         Section 722 of the New York Business Corporation Law provides that a corporation may, subject to certain limitations, indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving at the request of the corporation, against amounts paid in settlement and reasonable expenses (including attorney's fees), actually and necessarily incurred by him or her as a result of such action if he or she acted in good faith, for a purpose which he or she reasonably believed to be in, or not opposed to, the best interest of the corporation.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 16. EXHIBITS

EXHIBIT NO.         DESCRIPTION
-----------         -----------
2.1                 Merger Agreement with Corgenix Medical Corporation dated March 12, 2004 (incorporated by reference to Exhibit 2.1 to the Company's Annual Report on Form 10-KSB/A for the year ended December 31, 2003 filed with the Securities and Exchange Commission on April 22,
                    2004)

2.2                 Amended and Restated Merger Agreement with Corgenix Medical Corporation dated May 20,
                    2004 (Filed herewith).

4.1                 Specimen Form of Stock Certificate (incorporated by reference to the like-numbered exhibit to the Company's Registration Statement on Form 8-A12B, filed on December 18,
                    2000)

4.2                 Form of Note issued in the March 12, 2004 Private Placement (incorporated by reference to
                    Exhibit 4.2 to the Company's Annual Report on Form 10-KSB/A for the year ended December
                    31, 2003 filed with the Securities and Exchange Commission on April 22, 2004)

4.3                 Form of Warrant issued in the March 12, 2004 Private Placement (incorporated by reference to Exhibit 4.3 to the Company's Annual Report on Form 10-KSB/A for the year ended
                    December 31, 2003 filed with the Securities and Exchange Commission on April 22, 2004)

5                   Opinion of D. David Cohen, Esq.

23.1                Consent of KPMG LLP

23.2                Consent of D. David Cohen, Esq. (included in the opinion filed as Exhibit 5)

24                  Power of Attorney (contained in the signature page to this Registration Statement)

ITEM 17. UNDERTAKINGS

         The Company hereby undertakes to:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) Include any additional or changed material information on the plan of distribution;

provided, however, that the undertakings set forth in clauses (1)(i) and (ii) above shall not apply if the information required to be included in a post-effective amendment by such clauses is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial BONA FIDE offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, on May 25, 2004.

                                           GENESIS BIOVENTURES, INC.
                                           By: /s/ E. Greg McCartney
                                              ------------------------
                                           E. Greg McCartney
                                           Chief Executive Officer





                                POWER OF ATTORNEY

         KNOWN BY ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints E. Greg McCartney and Lawrence Pasemko, and each of them his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments), and any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                TITLE                            DATE
-----------------------        -------------------------------       --------------
/s/ E. Greg McCartney                                                May 20, 2004
-----------------------
E. Greg McCartney              Chairman of the Board
                               President and Chief Executive
                               Officer and Director (Principal
                               Executive Officer)

/s/ T.J. Lou McKinney                                                May 20, 2004
--------------------------
T.J. Lou McKinney, C.A.        Chief Financial Officer
                               and Director (principal financial
                               and accounting officer)

/s/ Lawrence J. Pasemko                                              May 20, 2004
-----------------------
Lawrence J. Pasemko            Executive Vice President
                               and Director

/s/ Robert Lutz                                                      May 20, 2004
-----------------------
Robert Lutz                    Director


/s/ Ian B. Woods                                                     May 20, 2004
-----------------------------
Ian B. Woods, M.D., Ph.D.      Director


                                EXHIBIT INDEX

EXHIBIT NO.         DESCRIPTION
-----------         -----------
2.1                 Merger Agreement with Corgenix Medical Corporation dated March 12, 2004 (incorporated by reference to Exhibit 2.1 to the Company's Annual Report on Form 10-KSB/A for the year ended December 31, 2003 filed with the Securities and Exchange Commission on April 22,
                    2004)

2.2                 Amended and Restated Merger Agreement with Corgenix Medical Corporation dated May 20,
                    2004 (Filed herewith).

4.1                 Specimen Form of Stock Certificate (incorporated by reference to the like-numbered exhibit to the Company's Registration Statement on Form 8-A12B, filed on December 18,
                    2000)

4.2                 Form of Note issued in the March 12, 2004 Private Placement (incorporated by reference to
                    Exhibit 4.2 to the Company's Annual Report on Form 10-KSB/A for the year ended December
                    31, 2003 filed with the Securities and Exchange Commission on April 22, 2004)

4.3                 Form of Warrant issued in the March 12, 2004 Private Placement (incorporated by reference to Exhibit 4.3 to the Company's Annual Report on Form 10-KSB/A for the year ended
                    December 31, 2003 filed with the Securities and Exchange Commission on April 22, 2004)

5                   Opinion of D. David Cohen, Esq.

23.1                Consent of KPMG LLP

23.2                Consent of D. David Cohen, Esq. (included in the opinion filed as Exhibit 5)

24                  Power of Attorney (contained in the signature page to this Registration Statement)